Exhibit 10.1

FIRST AMENDMENT AGREEMENT

among

QC HOLDINGS, INC., as Borrower

and

THE LENDERS THAT ARE PARTIES HERETO

and

U.S. BANK NATIONAL ASSOCIATION, as Agent and Arranger

NOVEMBER 7, 2012

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (this “Agreement”), is made and entered into as of November 7, 2012, by and between QC HOLDINGS, INC., a Kansas corporation (the “Borrower”), the Lenders that are parties hereto (being hereinafter referred to individually as a “Lender” or collectively as the “Lenders”), and U. S. BANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”).

RECITALS

A. On September 30, 2011, the Borrower, the Lenders and the Agent entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) pursuant to which the Lenders agreed to make certain revolving and term credit facilities available to the Borrower, and in conjunction therewith, the Borrower executed (i) a Promissory Note (Revolving Loan) dated September 30, 2011, payable to each Revolving Lender, (ii) a Promissory Note (Swingline Loan) dated September 30, 2011, payable to the Swingline Lender and (iii) a Promissory Note (Term Loan) dated September 30, 2011, payable to each of the then Term Loan Lenders. On September 30, 2011 and October 4, 2011, U.S. Bank National Association entered into certain Assignment and Acceptances pursuant to which it assigned certain portions of its Term Loan Commitment to certain new Term Loan Lenders and, in connection therewith, the Borrower delivered a Promissory Note (Term Loan) to each such new Term Loan Lender as well as a replacement Promissory Note (Term Loan) to U.S. Bank National Association. The Revolving Loan Notes, the Swingline Note and the Term Loan Notes referenced in this Section A are collectively referred to herein as the “Notes”.

B. The repayment of the Notes is secured by certain assets of the Borrower and its Subsidiaries referred to as the “Collateral” in the Credit Agreement, which is more particularly described in the Security Agreement, the Pledge Agreement and the Subsidiary Security Agreement (as each term is defined in the Credit Agreement) (collectively, the “Security Instruments”).

C. The Borrower acknowledges (i) the Lenders are presently the holders of the Notes, (ii) the Borrower’s liability to pay the Notes according to their terms, and (iii) the Borrower’s obligation to maintain, perform and comply with the terms and conditions of the Loan Documents (as such term is defined in the Credit Agreement).

D. The parties enter into this Agreement to amend certain terms and conditions of the Credit Agreement and to provide the consent of the Lenders to the sale of the Borrower’s loans arising out of the auto loan finance business.

E. Capitalized terms which are not defined herein shall have the meaning such terms are given in the Credit Agreement.

NOW THEREFORE, the Agent, the Lenders and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Amendments to the Credit Agreement. The Credit Agreement is amended as follows:

(a) The definition of the term “Current Maturities of Long-Term Debt” contained in Section 1.01 is deleted and the following definition of such term is inserted in lieu thereof:

“Current Maturities of Long-Term Debt” means, as of any determination date, the aggregate amount of principal payments that were required to be paid during twelve (12) months ending on the determination date on indebtedness (including the principal portion of payments in respect of Capital Leases, but excluding principal payments in respect of the Revolving Loans and, from and after the date the Terms Loans are paid-in-full, the principal payments in respect of the Term Loans).

(b) The provision contained in Section 7.02(a) is deleted and the following provision is inserted in lieu thereof:

(a) Consolidated EBITDA. Permit or suffer the Consolidated EBITDA, determined for the Borrower and its Subsidiaries as of the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2012 (for the twelve (12) month period then ending) of the Borrower, to be less than $25,000,000.00.

(c) The provision contained in Section 7.02(b) is deleted and the following provision is inserted in lieu thereof:

(b) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio, determined for the Borrower and its Subsidiaries on a Consolidated basis as of the end of each fiscal quarter (for the twelve (12) month period then ending) of the Borrower, to be less than (i) 1.10 to 1.00 for the fiscal quarters ending September 30, 2012, December 31, 2012 and March 31, 2013 and (ii) 1.25 to 1.00 for the fiscal quarter ending June 30, 2013, and each fiscal quarter thereafter.

(d) The provision contained in Section 7.02(k) is deleted and the following provision is inserted in lieu thereof:

(k) Restricted Payments. Make or commit to make (i) any Distribution if a Default or Event of Default has occurred and is continuing or would result from the proposed Distribution, (ii) the redemption, repurchase, retirement or other acquisition of (or the setting a part of any sum in respect of any of the foregoing actions) shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire shares of any capital stock of the Borrower (other than an exchange of capital stock of the Borrower for other shares of capital stock of the Borrower) with respect to aggregate shares of such Capital Stock in excess of $250,000, if the Term Loans or Term Loan Commitments remain outstanding or, upon and after the repayment of the Term Loans and the termination of the Term Loan Commitments, if a Default or Event of Default has occurred and is continuing or would result from any of the foregoing.

(e) The provision contained in Section 7.02(m) is deleted and the following provision is inserted in lieu thereof:

(m) Contingent Liabilities. Create, incur or suffer to exist any Contingent Liability, except Related Company Contingent Liabilities and indemnification liabilities incurred in connection with the sale of loans arising out of Borrower’s auto loan finance business (provided, such sales have been approved by Agent).

3. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Agreement that (i) all amounts due and payable under the Notes as of the execution date shall have been paid, (ii) no Event of Default shall exist under the Notes, the Credit Agreement, or any other Loan Document, (iii) the Agent shall have received the consent of each Lender to the extent such consent is required pursuant to the Credit Agreement, (iv) the Borrower shall have paid an amendment fee to the Agent for the benefit of the Lenders as required by a separate fee letter dated October 24, 2012 between the Borrower and the Agent, and (v) the Agent and the Lenders shall have received such other items as they may reasonably request.

4. Consent to Sale of Auto Loan Receivables. The Borrower has requested that the Agent and the Lenders consent to the sale of its loans which have arisen out of the Borrower’s auto loan finance business (the “Auto Receivables”). The Agent and the Lenders hereby consent to the sale of the Auto Receivables and agree that such sale shall not violate any term of the Credit Agreement or any other Loan Document restricting such sale, provided (i) such sale must be closed on or before March 31, 2013, (ii) such sale must be on terms and conditions acceptable to the Agent, in its sole discretion, and approved by Agent in writing, (iii) all Net Proceeds in excess of $1,500,000 generated by such sale shall be immediately and directly remitted to the Agent to be applied to repay the principal balance of the Term Loans and the balance of the Net Proceeds shall be applied in accordance with Section 2.03(c)(ii) of the Credit Agreement. The Borrower shall supply information relative to any proposed sale of Auto Receivables to the Agent as the Agent may reasonably request. The consent provided pursuant to this Section 4 is a one-time consent and shall not obligate the Agent or the Lenders to consent to any sale of Collateral (including, without limitation, Auto Receivables) in the future. This consent shall not establish a course of dealing with respect to the issuance of consents to the sale of Collateral.

5. Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the authority to enter into this Agreement and, upon execution by the Borrower, this Agreement shall be an enforceable obligation of the Borrower, (ii) all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct as of the date of this Agreement, (iii) there have been no amendments or modifications to the Borrower’s organizational documents since such documents were certified and/or delivered to the Lender in connection with the closing of the Loan, and (iv) no Default or Event of Default currently exists under the Loan Documents.

6. No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Notes, the Credit Agreement, the Security Instruments, and the other Loan Documents shall remain unmodified and in full force and effect, and the Borrower confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and the conditions of the Loan Documents, as amended herein.

7. No Impairment. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents, or any security granted or held by the Lenders for the indebtedness evidenced by the Notes.

8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

10. Waiver of Claims and Defenses. The Borrower hereby waives and releases any and all claims, defenses or rights of set-off, known or unknown, against the Agent or any Lender existing as of the execution date of this Agreement, which in any manner arise out of or relate to any Loan Document.

11. Fees and Expenses. The Borrower agrees to pay and reimburse the Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, filing, enforcement and administration of this Agreement including, without limitation, the fees and expenses of counsel to the Agent.

12. Counterparts. This Agreement may be executed in counterparts and when combined all such counterparts shall constitute one agreement.

13. Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

14. NO ORAL AGREEMENTS. THIS IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND THE LENDERS AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND LENDERS.

ANY ADDITIONAL NON-STANDARD TERMS OF THE CREDIT AGREEMENT AND THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND LENDERS IS SET FORTH IN THE SPACE BELOW:

NONE

BORROWER, THE AGENT AND LENDERS AFFIRM THAT NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THEM EXISTS.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Clifford S. Chaitman
Clifford S. Chaitman
Assistant Vice President

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

BORROWER:

QC HOLDINGS, INC.,
a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS/PLEDGORS

Each of the undersigned guarantors and/or pledgors of collateral with respect to the obligations of the Borrower to the Agent and the Lenders hereby (i) acknowledge and consent to the terms of the foregoing First Amendment Agreement, (ii) represents and warrants to the Agent and the Lenders that there exists no default or event of default under any document delivered by it to the Agent or the Lenders with respect to the Loans and (iii) reaffirms and ratifies the full force and effect of any guaranty agreement, security instrument or pledge agreement delivered by it in connection with the Loans.

QC Financial Services, Inc.,
a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Properties, LLC, a Kansas limited liability company

By:	/s/ Darrin J. Andersen
Darrin J. Andersen
Manager

QC Financial Services of California, Inc., a California corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Financial Services of Texas, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Advance, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Cash Title Loans, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Express Check Advance of South Carolina, LLC, a Tennessee limited liability company

By:	/s/ Darrin J. Andersen
Darrin J. Anderson
Manager

QC Auto Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Loan Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC E-Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

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